UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2021

MAX SOUND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51886	26-3534190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Road # 802, San Diego, California, 92130

(Address of principal executive offices including zip code)

800-327-6293

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 4, 2021, Max Sound Corporation (the “Company”) entered into a license agreement with Tip Solutions Inc. (“TIP”) for ten years that includes an initial licensing fee paid to the Company of $100,000 with at least an additional $100,000 annually for ten years going forward to maintain license exclusivity creating an aggregate value to the Company of at least $1,100,000 for said license. The Company expects significant additional opportunity and projectible income to be qualified in the future as a benefit due to the potential for Revenue Sharing under Table D of the agreement.

Item 8.01.          Other Events.

On March 4, 2021, the Company issued a press release announcing that it had entered into a license agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.          License Agreement & Exhibits.

(c)	Exhibits

10.1	License Agreement, dated March 4, 2021, by and between the Company and Tip Solutions, Inc.
99.1	Press Release, dated March 4, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: March 8, 2021	By:	/s/ Greg Halpern
Greg Halpern
Chairman and Chief Executive Officer